UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 7, 2026

Citius Oncology, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-41534	99-4362660
(Commission File Number)	(IRS Employer Identification No.)

11 Commerce Drive, 1st Floor, Cranford, NJ	07016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (908) 967-6677

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CTOR	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On August 7, 2026, the Board of Directors (the “Board”) of Citius Oncology, Inc. (the “Company”) expanded the number of directors serving on the Board to nine individuals and appointed Jonathan Peri, Ph.D., J.D. as a Class I member of the Board, effective August 10, 2026, to serve until the Company’s 2028 annual meeting of stockholders or until his successor is duly elected and qualified.

While the Board’s Corporate Governance and Nominating Committee has not formulated any specific minimum qualifications for director candidates, it has determined certain desirable characteristics including strength of character, mature judgment, career specialization, relevant technical skills, and independence. After conducting a broad and thorough process, the Corporate Governance and Nominating Committee recommended Dr. Peri for appointment to the Board.

The Board has determined that Dr. Peri is an independent director under the relevant SEC and Nasdaq Stock Market listing rules. Following Dr. Peri’s appointment, the Board remains majority independent. Dr. Peri will be compensated in accordance with the Company’s compensation program for independent directors, which is currently undergoing review by the Board.

Dr. Peri, 52, has served as President of Manor College since October 2015. He has served as an elected Commissioner of Middle States Commission on Higher Education (MSCHE), a premier university accrediting agency since July 2019 and was appointed Vice Chair in July 2026. Prior to Manor College, Dr. Peri was the Vice President and General Counsel for Neumann University from July 2006 to October 2015. Dr. Peri’s prior experiences include service as a nonprofit corporate legal counsel, former construction materials firm advisory director, former real estate broker, former political consultant, and former auto racing team leader. From March 2021 to March 2024, Dr. Peri served on the advisory board of First State Bank, the oldest bank in Texas, and was lead advisory director beginning in 2023. Dr. Peri received a B.A in Theology from Villanova University, a J.D. from Widener University, a doctorate in Organizational Leadership from Eastern University and an MLE Certificate from Harvard University.

There have been no transactions in which the Company has participated and in which Dr. Peri had a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

A copy of the press release regarding the appointment of Dr. Peri to the Board is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release, dated August 12, 2026.
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 12, 2026	CITIUS ONCOLOGY, INC.

	By:	/s/ Leonard Mazur
Leonard Mazur
Chairman and Chief Executive Officer

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